UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

DRI Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On and effective March 6, 2012, the Company announced that Kathy Oher’s CFO position had been eliminated in a reduction in force action not suggesting or reflecting any performance, relationship, or disagreement issue between Ms. Oher and the Company. Ms. Oher, CFO since June 2010, is planning to pursue other non-competitive career opportunities.

The Company intends to fulfill the CFO role and duty for the time being by assignment to other highly capable professional financial staff and, if necessary, selective task-specific temporary staff. Depending upon her availability, Ms. Oher remains accessible to the Company to assist if called upon.

The Board of Directors and executive management expressed deep appreciation for Ms. Oher’s service and wished her every success as she pursues other interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012

DRI CORPORATION

By:	/s/ David L. Turney

David L. Turney
Chairman and Chief Executive Officer